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                                                                     EXHIBIT 2.4

                        THIRD AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

     This Third Amendment to Real Estate Purchase and Sale Agreement ("Third Amendment") is made and entered into as of July 31, 1998 by and between Glendale Center, LLC, an Indiana limited liability company ("Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership ("Seller") and WITNESSES THAT:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998, as amended by that certain First Amendment to Real Estate Purchase and Sale Agreement date June 24, 1998 and Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 25, 1998 (collectively, the "Original Agreement") pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain Property, as defined in the Original Agreement, pursuant and subject to the terms of the Original
Agreement: and

     WHEREAS, Purchaser and Seller are each desirous of extending the "Review Period" as defined in Section 5.5 of the Original Agreement.

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. The Review Period is hereby extended through and including August 7, 1998.

     2. Except as modified herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern. All terms in this Third Amendment with initial capitals except as specifically set forth herein shall have the same meaning as that used in the Original Agreement.
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     IN WITNESS WHEREOF, Seller and Purchaser have executed this Third Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.


                                   GLENDALE CENTRE, LLC, and Indiana limited liability company

                                   By: /s/ ?
                                      ------------------------------------
                                   Printed Name: /s/ ?
                                                --------------------------
                                   Its: Member
                                       -----------------------------------


                                   Indianapolis Mall Associates, an Indiana general partnership


                                   By:  First Capital Income Properties, Ltd. -
                                        Series IX, a Florida limited
                                        partnership, partner


                                       By:  First Capital Financial Corporation,
                                            a Florida corporation, general
                                            partner

                                            By: /s/ Dave Lawrence
                                                -------------------------------
                                            Name: Dave Lawrence
                                                 ------------------------------
                                            Title: Vice President
                                                  -----------------------------


                                   By:  First Capital Income Properties, Ltd. -
                                        Series X, a Florida limited partnership,
                                        partner


                                       By:  First Capital Financial Corporation,
                                            a Florida corporation, general
                                            partner


                                            By: /s/ Dave Lawrence
                                                -------------------------------
                                            Name: Dave Lawrence
                                                 ------------------------------
                                            Title: Vice President
                                                  -----------------------------

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